Exhibit 99.7

CAREFUSION CORPORATION

SEVERANCE PLAN

(Amended and Restated Effective July 1, 2012)

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(bb) “Severance Benefits”	6

(cc) “Spouse”	6

(dd) “Termination for Cause”	6

(ee) “Week of Pay”	7

(ff) “Years of Continuous Service”	7

3. ELIGIBILITY	7

(a) Participation	7

(b) Requirement of Release	7

4. SEVERANCE BENEFITS	8

(a) Severance Benefits	8

(b) No Severance Benefits for Sales or Dispositions	9

(c) Reduction Of Benefits Under Certain Circumstances	9

(d) Offset Of Indebtedness	10

(e) Withholding Of Taxes	10

5. FORM AND TIME OF PAYMENT	10

(a) Time and Form of Payment	10

(b) Death Of Participant	10

(c) Reemployment of Participant	11

6. AMENDMENT AND TERMINATION	11

(a) Right to Amend and Terminate	11

(b) Requirement of Writing	11

7. FIDUCIARY RESPONSIBILITY AND PLAN ADMINISTRATION	11

(a) Plan Administrator	11

(b) Delegation of Plan Administrative Authority	11

(c) Authority of Plan Administrator	11

(d) Indemnification	12

(e) Rules and Procedures	12

8. CLAIMS PROCEDURE	12

(a) Applicability of Claims Procedures	12

(b) Filing and Initial Determination of Claim	12

(c) Notice of Benefit Determination	13

(d) Request for Review of Claim Denial	13

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(e) Claims Review	13

(f) Notice of Decision on Appeal	14

(g) Claims Procedures Definitions	15

(h) Exhaustion of Remedies	15

9. BASIS OF PAYMENTS TO AND FROM PLAN	15

10. EMPLOYMENT AT WILL; NO EMPLOYMENT RIGHTS	16

(a) Rights Are Not Created Other Than As Plan Specifies	16

(b) No Employment Right	16

11. GENERAL PROVISIONS	16

(a) Non-Assignability of Severance Benefit	16

(b) Recovery of Payments Made by Mistake	16

(c) 409A Compliance	16

(d) Plan Supersedes Other Arrangements	18

(e) Addresses and Notices	18

(f) Governing Law	18

(g) Severability	18

(h) Headings	18

(i) No Third Party Beneficiaries	19

(j) Successors	19

(k) Additional Information	19

(l) Statement of ERISA Rights	19

12. EXECUTION	21

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CAREFUSION CORPORATION

SEVERANCE PLAN

(Amended and Restated Effective as of July 1, 2012)

1.	INTRODUCTION

The CareFusion Corporation Severance Plan (the “Plan,” as defined below) is intended to provide Severance Benefits to Eligible Employees of CareFusion Corporation (the “Company,” as defined below) and its Related Companies. The Plan was initially effective as of September 1, 2009. The Plan was amended and restated effective as of July 1, 2012.

The Plan is an unfunded welfare benefit plan for purposes of ERISA and a severance pay plan within the meaning of section 2510.3-2(b) of the regulations of the Department of Labor. This document shall serve as the Plan document, as required under section 402 of ERISA and the Summary Plan Description, as required under section 102 of ERISA.

2.	DEFINITIONS

Wherever used in the Plan, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise.

(a) “Benefits Administrative Committee” means the CareFusion Corporation Benefits Administrative Committee or such other entity as may be designated by the Plan Administrator as the claims fiduciary for all claims for benefits under the Plan.

(b) “Base Compensation” means the Employee’s base salary or rate of pay based on wages paid to the Employee over the 52 weeks immediately preceding the Employee’s Separation from Service, including commissions, draws, sales incentive earnings, paid time off and wages paid for holidays and jury duty within such 52-week period, as well as elective deferrals under an arrangement described in section 401(k) of the Code, Employee contributions to a cafeteria plan as defined in section 125 of the Code and compensation paid or accrued under a plan deferring the receipt of compensation as described in section 404(a) of the Code and the regulations of the Internal Revenue Service issued thereunder. Base Compensation shall also exclude (i) any overtime pay and shift differential payments for hourly Employees and (ii) any bonuses, whether based on individual or Company performance (such as bonuses paid under the Management Incentive Plan, the Employee Bonus Plan and the CareFusion Corporation 2009 Long-Term Incentive Plan). Base Compensation may reflect a merit adjustment, as determined by the Employer, in its discretion.

(c) “Board” means the Board of Directors of the Company.

(d) “Break in Service” means a period of 12 consecutive months commencing on the date of the Employee’s Separation from Service, and ending on the Employee’s Date of Rehire as an Employee.

(e) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Company” means CareFusion Corporation, a Delaware corporation.

(h) “Continuous Service” means all cumulative periods beginning on an Employee’s Date of Hire during which the Employee is paid, or entitled to payment, by an Employer for the provision of services or otherwise accrues service, as determined by the Plan Administrator, in its sole discretion. “Continuous Service” includes paid time off, any approved leaves of absence and any period of short-term or long-term disability while an Employee, other than any period of absence that constitutes a Break in Service, provided that “Continuous Service” shall include any period during which the Employee provided services as an Employee or otherwise accrued service with an Employer prior to the Break in Service, as determined by the Plan Administrator, in its sole discretion, if the Employee is rehired by an Employer following the Employee’s Break in Service. In the discretion of the Plan Administrator, “Continuous Service” may also include service performed for or accrued with an Employer before the Employee becomes an Eligible Employee or during any period in which the Employee was an Eligible Employee, service performed for or accrued with a Related Company before such company becomes part of a common controlled group with the Company (pursuant to section 414(b) or (c) of the Code) and service performed for or accrued with Cardinal Health, Inc. or any of its affiliated entities if the Employee became an Employee as a result of the spin-off of the Company from Cardinal Health, Inc. Notwithstanding the foregoing, “Continuous Service shall not include any service for which the Employee received severance benefits under any other group severance, salary continuation or separation pay plan, program or guideline sponsored by any Employer or Related Company or by Cardinal Health, Inc.

(i) “Date of Hire” means the first date on which an Employee is employed by an Employer.

(j) “Date of Rehire” means the latest date on which an Employee is again employed by an Employer, if the Employee is rehired by an Employer following the Employee’s Break in Service.

(k) “Domestic Partner” means an individual of the same or opposite sex, subject to the following:

(i) Is considered to be the Employee’s Domestic Partner under a registered domestic partnership with a governmental body pursuant to state or local law authorizing such registry;

(ii) has provided the Employer with an “Affidavit of Domestic Partnership”; or

(iii) meets the following requirements:

(A) is 18 years of age or older, and the Employee is also 18 years of age or older;

(B) shares a committed, exclusive relationship with the Employee;

(C) shares a permanent residence with the Employee and has lived with the Employee for at least one (1) year;

(D) is unmarried, and the Employee is unmarried;

(E) is not related to the Employee in a way that would prevent marriage under applicable law; and

(F) is financially interdependent with the Employee and is able to demonstrate, upon request by the Employer at any time, such interdependence by providing documentation of at least two of the following arrangements:

(1) common ownership of real property or a common leasehold interest in such property;

(2) common ownership of a motor vehicle;

(3) a joint bank account or a joint credit account;

(4) designation as a beneficiary for life insurance or retirement benefits or under the will of the Employee;

(5) assignment of a durable power of attorney or health care power of attorney; or

(6) other proof that the Employer considers sufficient to establish financial interdependency under the circumstances of the case.

For purposes of the Plan, “Domestic Partner” also means a person to whom an Employee is married within the meaning of the laws of the jurisdiction of the Employee’s domicile, including a common-law spouse if the Employee is domiciled in a jurisdiction that recognizes common-law marriage, regardless of whether such person is recognized as the Employee’s spouse under the laws of the United States, including, but not limited to, the Code and applicable regulations.

(l) “Eligible Employee” means each Employee (i) scheduled to work at least 20 hours a week in the conduct of the business of the Employer, and (ii) on the Employer’s U.S. payroll, including any such Employee working within or outside the United States. Notwithstanding the preceding sentence, the term “Employee” shall not include any of the following individuals:

(i) Any person classified by the Employer as a casual employee, intern, on-call employee, seasonal employee, temporary employee, zero-hour employee or contingent employee;

(ii) Any person whose terms and conditions of employment are governed by a collective bargaining agreement, unless such collective bargaining agreement provides for participation by employees in the bargaining unit in the Plan or a program described in the appendices to the Plan;

(iii) Any person who is subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan;

(iv) Any person seconded from a jurisdiction outside the United States; and

(v) Any member of a group, division or other classification designated by the Employer as ineligible to participate in the Plan.

An individual’s status as an Eligible Employee shall be determined by the Plan Administrator in its sole discretion. All such determinations shall be conclusive and binding on all persons.

(m) “Eligible Termination” means, with respect to an Eligible Employee, an involuntary Separation of Service of the Eligible Employee with the Employer as a result of any of the following, as determined in the sole discretion of the Plan Administrator:

(i) a reorganization of the operations of the Employer;

(ii) a reduction in the work force of the Employer;

(iii) a change in the business of the Employer that affects the employee staffing requirements of the Employer; or

(iv) any other circumstances as determined by the Plan Administrator.

Notwithstanding the foregoing, the death, disability, retirement, voluntary resignation or Termination for Cause of an Employee shall not be an Eligible Termination, whether such event occurs before, after or in the absence of, a reorganization of operations, reduction in work force, change in business or other circumstances otherwise treated as an Eligible Termination in the preceding sentence. Also, the transfer of an Employee (“Transferred Employee”) to a Related Company shall not be an Eligible Termination; provided, however, if the Transferred Employee has a Separation from Service with a Related Company (“Subsequent Termination”) following such transfer, the Subsequent Termination shall be considered an Eligible Termination, if such Subsequent Termination would have been an Eligible Termination had the Transferred Employee been an Eligible Employee on the date of the Subsequent Termination. In addition, a Separation from Service in connection with the sale or other disposition of a plant, facility, division, operating assets or a subsidiary or any similar transaction shall not be an Eligible Termination if the Plan Administrator determines that employment is offered or continued by the purchaser, as provided in Section 4(b).

The Plan Administrator shall, in its sole discretion, determine whether an Eligible Termination has occurred. All such determinations shall be conclusive and binding on all persons.

(n) “Employee” means an individual classified by an Employer as an “employee” on the payroll records of the Employer (including any such person who would be on the payroll records except for an authorized leave of absence).

The term “Employee” shall not include any individual whose compensation from an Employer is reported on Form 1099 or who performs services for the Employer as a consultant or independent contractor or pursuant to an agreement between the Employer and a third-party leasing or professional employment organization, staffing firm or other similar third-party organization or any person performing services for the Employer solely as a director. An individual not classified as an “employee” on the payroll records of an Employer for a particular period shall not be considered to be an Employee for the period, even if a court or administrative agency determines that such individual is or was an employee of the Employer during such period for purposes of payroll taxes, labor or employment law or any other non-Plan purpose. Such individual shall remain ineligible to participate in the Plan unless the Plan is amended specifically to provide that the individual is an Employee who is eligible for Plan participation.

An individual’s status as an Employee shall be determined by the Employer in its sole discretion. All such determinations shall be conclusive and binding on all persons.

(o) “Employee Bonus Plan” means the CareFusion Corporation Employee Bonus Plan, as may be amended or restated from time to time.

(p) “Employer” means the Company and any Related Company that, with the approval of the Company, elects to adopt the Plan for the benefit of some or all of its Eligible Employees. The Company may terminate a Related Company’s participation in the Plan at any time for any reason without advance notice.

(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(r) “Excluded Plans” means the Management Incentive Plan, the Employee Bonus Plan, the CareFusion Corporation 2009 Long-Term Incentive Plan, the CareFusion Corporation Deferred Compensation Plan, the CareFusion Corporation 401(k) Plan, the CareFusion Corporation Acquired Pensions Plan, the CareFusion Corporation Health and Group Benefits Plan and all written individual employment contracts and written individual agreements between an Employee and the Employer that provide for payment of benefits in connection with a termination of employment.

(s) “Final Bonus” has the meaning given to such term under the Management Incentive Plan.

(t) “Management Incentive Plan” means the CareFusion Corporation Management Incentive Plan, as may be amended or restated from time to time.

(u) “Participant” means an Eligible Employee who meets the requirements set forth in Section 3(a).

(v) “Plan” means the CareFusion Corporation Severance Plan, as set forth herein and as may be amended or restated from time to time.

(w) “Plan Administrator” means the Employer or such other person or entity appointed by the Employer to manage or direct the administration and operation of the Plan.

(x) “Related Company” means (a) any U.S. corporation that is a member of a controlled group of corporations which includes the Company (pursuant to section 414(b) of the Code), or (b) any unincorporated entity in the United States that is considered to be in a common control group which includes the Company (pursuant to section 414(c) of the Code). Any such entity shall be treated as a Related Company only for the period while it is a member of the controlled group or considered to be in a common control group. The Plan Administrator also may designate any other subsidiary or affiliate of the Company as a “Related Company” for purposes of the Plan.

(y) “Release” means a general release of rights in favor of the Company, any Related Company, and any individuals currently or formerly employed by the Company or any Related Company, in a form approved by the Plan Administrator or his or her designate.

(z) “Release Expiration Date” has the meaning given to such term in Section 5(a).

(aa) “Separation from Service” means the Employee’s separation from service with the Employer owing to the Employee’s death, retirement or other termination of employment. Notwithstanding anything to the contrary herein, whether an Employee has incurred a Separation from Service shall be determined in accordance with section 1.409A-1(h) of the regulations of the Department of Treasury.

(bb) “Severance Benefits” means the benefits described in Section 4, including, if applicable, cash benefits, reimbursement of eligible expenses and benefits paid in kind.

(cc) “Spouse” means a person to whom an Employee is married within the laws of the jurisdiction of the Employee’s domicile, including a common-law spouse if the Employee is domiciled in a jurisdiction that recognizes common-law marriage, provided that such person is recognized as the Employee’s spouse under the laws of the United States, including, but not limited to, the Code and applicable regulations. A couple is “married” if their relationship is recognized as a marriage under the laws both of the state in which the Employee is domiciled and of the United States.

(dd) “Termination for Cause” means, unless otherwise determined by the Plan Administrator, termination of employment from the Employer on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Related Company, or the intentional and/or repeated violation of the written policies or procedures of the Employer, provided that for an Employee who is party to an individual severance or employment agreement defining Cause, except as may be provided in such agreement, “Cause” shall have the meaning set forth in such agreement. For purposes of this Plan, an Employee’s termination of employment shall be deemed to be a Termination for Cause if, after the Employee’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Plan Administrator, a Termination for Cause.

(ee) “Week of Pay” means (i) for a salaried Employee, the Employee’s annual Base Compensation as of the date of Separation from Service, divided by fifty-two (52) or (ii) for an hourly Employee, the Employee’s hourly Base Compensation as of the date of Separation from Service, multiplied by the mean number of hours that the Employee is scheduled to work in the fifty-two (52) weeks (or, if less, the number of full weeks since the later of the Employee’s Date of Hire or Date of Rehire, if any) preceding the Employee’s Separation from Service. In each case, “Week of Pay” shall be determined by the Plan Administrator in its sole discretion.

(ff) “Years of Continuous Service” means the number of days during which an Employee accrues Continuous Service divided by 365. The Employee’s Continuous Service will be rounded to the nearest whole number of Years of Continuous Service. Notwithstanding any provision of this Plan to the contrary, “Continuous Service” with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

Notwithstanding any provision of this Plan to the contrary, nothing herein shall be construed to result in the duplication of Severance Benefits provided under the Plan.

3.	ELIGIBILITY

(a) Participation. The Company, in its discretion, may determine whether or not to offer Severance Benefits as the result of any Eligible Termination.

If the Company has made a decision to offer Severance Benefits, an Eligible Employee must, in order to be eligible to receive Severance Benefits, (i) incur an Eligible Termination; (ii) receive notice from the Plan Administrator of eligibility for Severance Benefits; (iii) remain an Eligible Employee through the Eligible Employee’s date of termination, as determined by the Employer; and (iv) timely execute a Release, as provided under Section 3(b), to the extent required in such section.

Notwithstanding the foregoing, unless otherwise expressly permitted by the Plan Administrator, an Eligible Employee shall not receive Severance Benefits if: (i) he or she is eligible to receive severance benefits under any other group severance, salary continuation or separation pay plan, program or guideline sponsored by any Employer, other than the Excluded Plans; (ii) his or her Severance Benefit is fully offset by the Eligible Employee’s indebtedness, as provided in Section 4(d); (iii) he or she violates the terms of the Release, to the extent that the Severance Benefit is conditioned on the execution of the Release; or (iv) his or her employment is Terminated for Cause.

(b) Requirement of Release. In order for an Eligible Employee to be eligible to receive the Severance Benefits described in Section 4(a)(i)(A), 4(a)(i)(B) and 4(a)(ii), the Eligible Employee must submit a valid signed Release. Such Release must be presented to the

Eligible Employee by the Company no later than seven (7) days following the Eligible Termination. No such Severance Benefits shall be paid or provided to an Eligible Employee unless he or she submits the signed Release to the Company within the time period specified in the Release, which shall not be more than 45 days following the later of the date of Eligible Termination or the date it is presented to him or her. Eligible Employees are advised to contact their own attorney at their own expense to review the Release, if they so desire.

An Eligible Employee may revoke the Release within seven (7) days following the date that it is submitted to the Company. However, an Eligible Employee who timely revokes the Release shall not be eligible to receive any Severance Benefits available under the Plan, to the extent that the Severance Benefit is conditioned on the execution of the Release.

4.	SEVERANCE BENEFITS

(a) Severance Benefits. The severance benefits to which a Participant is entitled are summarized in the Schedules attached hereto, as may be amended from time to time (collectively, the “Schedules”). Except as provided in Section 4(c), (d) or (e) below, if a Participant has an Eligible Termination, he or she shall receive the following benefits:

(i) A cash benefit equal to the sum of:

(A) A fixed benefit equal to such number of Weeks of Pay, based on the Participant’s severance tier, as is provided on the applicable Schedule; and

(B) A variable benefit equal to such number of Weeks of Pay for each Year of Continuous Service of the Participant, based on the Participant’s severance tier, as is provided on the applicable Schedule;

(C) Notwithstanding the foregoing, the sum of the cash benefits provided in (A) and (B), above, shall be no less than the minimum benefit, based on the Participant’s severance tier, as is provided on the applicable Schedule, and shall not exceed the maximum benefit, based on the Participant’s severance tier, as is provided on the applicable Schedule;

(ii) If the Eligible Termination is deemed to be a “qualifying event” (as defined in section 603 of ERISA and section 4980B(f)(3) of the Code) and the Participant timely elects to receive, group health continuation coverage under COBRA, as provided by the CareFusion Corporation Health and Group Benefits Plan, then the Employer shall pay a subsidy toward the premium cost of COBRA continuation coverage for the Participant and any “qualified beneficiary” (as defined in section 607(3) of ERISA and section 4980B(g)(1) of the Code)) equal to the amount of the subsidy paid by the Employer for group medical and dental coverage for the Participant and his or her dependents immediately before the Participant’s Separation from Service, without taking into account any wellness incentives or discounts on Participant premiums for participating in a wellness program. Such subsidy shall continue (i) for such number of months from the date on which COBRA continuation coverage commences, based on the Participant’s severance tier, as is provided on the applicable Schedule, or, if earlier (ii) until the Participant loses eligibility for COBRA continuation coverage.

The Company or its agent shall provide the Participant and any qualified beneficiaries with a COBRA election form and notice describing their rights to continuation coverage under COBRA. To receive a subsidy under this Section 4(a)(ii), the Participant and any qualified beneficiary who would like to receive COBRA continuation coverage must complete a COBRA application and return it to the address indicated in the election form before the deadline indicated in the COBRA notice. In the event of any increase in premiums during the COBRA continuation coverage period, the amount of the subsidy shall be increased in accordance with the Company’s coverage of active Employees who have made similar benefit elections. Each of the Participant and his or her qualified beneficiaries shall be obligated to inform the Employer if such individual becomes covered by another employer’s group health plan that does not limit or exclude coverage because of an applicable pre-existing condition or becomes entitled to Medicare. After the period of Company-subsidized COBRA continuation coverage expires, the Participant and his or her qualified beneficiaries may continue COBRA continuation coverage at their own cost.

No provision of this Section 4(a)(ii) shall affect the continuation coverage rules under COBRA and the CareFusion Corporation Health and Group Benefits Plan. Any period of subsidized COBRA coverage shall not extend, but instead shall be considered part of, the continuation coverage period to which the Participant is entitled under COBRA and the terms of the CareFusion Corporation Health and Group Benefits Plan; and

(iii) Provision of individual or group outplacement services, in the discretion of the Plan Administrator, for such number of months from the date of Separation from Service, based on the Participant’s severance tier, as is provided on the applicable Schedule.

(b) No Severance Benefits for Sales or Dispositions. Notwithstanding anything to the contrary herein, no Severance Benefits shall be payable under the Plan with respect to any Eligible Employee whose employment terminates in connection with the sale or other disposition of a plant, facility, division, operating assets or a subsidiary or any similar transaction, if the Plan Administrator determines, in its sole and absolute discretion, that employment is offered or continued by the purchaser, nor shall Severance Benefits be payable to an Eligible Employee whose employment is terminated by the purchaser after such transaction, unless the purchaser has expressly assumed the Plan. For the avoidance of doubt, no Severance Benefits shall be payable under the Plan with respect to any Eligible Employee whose employment terminates as a result of or in connection with a spin-off, split-off, division or separation of the Employer from the controlled group of corporations (as defined under section 414(b) of the Code) that includes the Company, if the Plan Administrator determines, in its sole and absolute discretion, that employment is offered or continued by another entity that was an Employer or member of the controlled group of corporations (as defined under section 414(b) of the Code) that includes the Company immediately prior to the effective date of such spin-off, split-off, division or separation.

(c) Reduction Of Benefits Under Certain Circumstances. Severance Benefits under this Plan shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax for the Participant under section 4999 of the Code or being nondeductible to the Employer under section 280G of the Code. Such a determination will be made by an independent accounting firm or compensation consulting firm that is mutually acceptable to the Employer and the Participant. Any determination by such firm shall be binding upon the Employer and the Participant. Any reductions shall be made in a manner consistent with the requirements of section 409A of the Code, to the extent applicable.

(d) Offset Of Indebtedness. To the extent permitted by section 409A of the Code and other applicable law, Severance Benefits payable to a Participant may, in the discretion of the Plan Administrator, be offset by any indebtedness (written or unwritten, including the cost of Employer property held by such individual) that such terminated Participant has incurred with respect to the Company or a Related Company.

(e) Withholding Of Taxes. Notwithstanding any other provision of the Plan, the Employer may withhold from any amounts payable under the Plan such federal, state, local or foreign taxes as the Employer determines is required to be withheld pursuant to any applicable law or regulation.

5.	FORM AND TIME OF PAYMENT

(a) Time and Form of Payment. Except as otherwise provided in the Plan, the amounts described in Section 4(a)(i)(A) and 4(a)(i)(B) shall be paid in installments to the Participant, in accordance with the Employer’s normal payroll practices. The benefits described in Section 4(a)(ii) shall be provided to the Participant, in each case commencing on the first payroll date immediately following the date on which the Participant has executed the Release and the revocation period specified in the Release has expired without the Participant revoking the Release (the “Release Expiration Date”). The benefits described in Section 4(a)(iii) shall be provided to the Participant commencing as soon as practicable following the Participant’s Separation from Service.

(b) Death Of Participant. Upon the death of a Participant following his or her Eligible Termination, any unpaid amounts described in Section 4(a)(i) shall be distributed in a single sum on the thirtieth (30th) day following the Participant’s death to (i) the Participant’s then surviving Spouse or Domestic Partner; or (ii) if the Participant has no surviving Spouse or Domestic Partner, the Participant’s then surviving children (including adopted children, but not including birth children adopted by others) in equal shares; or (iii) if the Participant has no surviving Spouse, Domestic Partner or children, the Participant’s estate. For purposes of the preceding sentence, the term “children” shall not include stepchildren, children-in-law or foster children. The Plan Administrator shall determine a Participant’s surviving Spouse, Domestic Partner and children as of the date of the Participant’s death, and may require proof of a person’s relationship to the Participant before treating such person as a beneficiary. The entitlement of any “qualified beneficiary” (as defined in section 607(3) of ERISA and section 4980B(g)(1) of the Code) of a Participant to continuation health coverage following the death of the Participant shall be governed by COBRA and the terms of the CareFusion Corporation Health and Group Benefits Plan. However, the entitlement of a qualified beneficiary to a subsidy toward the premium cost for such continuation coverage as described in Section 4(a)(ii) shall end on the earlier of (i) the date on which the qualified beneficiary’s continuation coverage ends or (ii) the date on which the Participant’s subsidy would otherwise end under the terms of this Plan, including the Schedules attached hereto, had the Participant survived through the end of such period.

(c) Reemployment of Participant. If a Participant is reemployed by the Company or a Related Company following an Eligible Termination, then any Severance Benefits payable on account of such Eligible Termination shall immediately cease, and the Participant shall not be eligible to receive any further Severance Benefits on account of such Eligible Termination.

6.	AMENDMENT AND TERMINATION

(a) Right to Amend and Terminate. The Company reserves the right at any time and for any reason to amend or terminate the Plan or any portion thereof at any time without prior notice to Eligible Employees; provided, however, that any such amendment or termination shall not cause benefits paid under the Plan to violate any applicable provision of ERISA or the Code. The Company may delegate all or any portion of its authority to amend or terminate the Plan to the CareFusion Total Rewards Committee or any other person or entity, subject to such restrictions as the Company may specify. Notwithstanding the foregoing, any amendment to the Plan that affects the compensation of any director, officer or principal stockholder of the Company that is subject to disclosure requirements under section 16(a) of the Securities Exchange Act of 1934, as amended, must be approved by the Human Resources and Compensation Committee of the Board.

(b) Requirement of Writing. All modifications of, or amendments to, the Plan shall be in writing.

7.	FIDUCIARY RESPONSIBILITY AND PLAN ADMINISTRATION

(a) Plan Administrator. The Plan Administrator of the Plan shall be the Company. The Company shall also be the “administrator” of the Plan within the meaning of section 3(16)(A) of ERISA.

(b) Delegation of Plan Administrative Authority. The Company, in its sole discretion, may delegate some or all of its authority and responsibility to administer the Plan to the CareFusion Total Rewards Committee, the Benefits Administrative Committee or such other person or entity as it may, from time to time, deem appropriate.

(c) Authority of Plan Administrator. The Plan Administrator shall have the exclusive right, power and authority and sole and absolute discretion to take all actions and make all decisions in connection with the administration and operation of this Plan, including, but not limited to the following:

(i) to determine eligibility for, and the amount of, Severance Benefits, if any, awarded under the Plan;

(ii) to interpret any and all of the terms and provisions of the Plan;

(iii) to establish claims and appeals procedures;

(iv) to consider and decide conclusively any questions (whether of fact of otherwise) arising in connection with the administration of the Plan or any claim for Severance Benefits arising under the Plan; and

(v) to delegate such of its responsibilities to one or more designees as the Plan Administrator shall deem appropriate.

Under certain circumstances, the Plan Administrator may, in its sole and absolute discretion, authorize Severance Benefits in an amount different from the guideline amounts set forth on the Schedules, as well as waive or modify, with respect to one or more classes of employees, the eligibility requirements for Severance Benefits or modify the method of calculating Severance Benefits. No such action, waiver, modification or failure of the Company, any Related Company or the Plan Administrator to enforce at any time any provision of the Plan shall be construed in any way to amend, waive or modify any other provision of the Plan or affect the validity of the Plan or any part hereof or the right of the Company, any Related Company or the Plan Administrator thereafter to enforce each and every provision. No waiver of any provision of the Plan shall be effective unless made in writing by the Company.

Any decision or action of the Plan Administrator pursuant to this Section 7(c) shall be conclusive and binding, and nothing in the Plan shall be deemed to give any Eligible Employee, or his or her legal representative or assigns, any right to participate in the Plan except to such extent, if any, as the Plan Administrator may have given notice to the Eligible Employee pursuant to the provisions of this Plan.

(d) Indemnification. To the extent permitted by law, the Employer shall indemnify the Plan Administrator, any individual who is a director, officer or Employee of the Company, and his or her heirs and legal representatives, against all liability and reasonable expenses, including counsel fees, amounts paid in settlement and amounts of judgments, fines, or penalties, incurred or imposed upon him or her in connection with any claim, action, suits, or proceedings, whether civil, criminal, administrative or investigative, arising from any act or failure to act in connection with his or her duties with respect to this Plan, provided that such act or failure to act does not constitute gross negligence or willful misconduct.

(e) Rules and Procedures. The Plan Administrator may adopt such rules and procedures, consistent with the Plan and ERISA, as it deems necessary or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by an Employer, the Eligible Employee or the legal counsel of the Employer.

8.	CLAIMS PROCEDURE

(a) Applicability of Claims Procedures. The Benefits Administrative Committee has full discretion and the exclusive right to determine eligibility for benefits under the Plan and to deny or grant a claim in whole or in part. All claim determinations shall be made by the Benefits Administrative Committee in a uniform and nondiscriminatory manner in accordance with the Plan provisions. The Benefits Administrative Committee’s decision on a claim for benefits is final and binding on all persons.

(b) Filing and Initial Determination of Claim. Any Eligible Employee or his or her Authorized Representative may file a claim for benefits to which the claimant believes he or she is entitled. Claims under this Plan must be made in writing and delivered to the Benefits Administrative Committee, in person or by mail, postage prepaid. Within 90 days after receipt of such claim, the Benefits Administrative Committee shall send to the claimant notice of the granting or denying, in whole or in part, of such claim unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given notice to this effect prior to the expiration of the initial 90-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Benefits Administrative Committee expects to render its decision on the application for benefits.

(c) Notice of Benefit Determination. The Benefits Administrative Committee will provide the claimant with written or electronic notification of its benefit determination. If the notice is provided electronically, such notice will comply with the standards imposed by the regulations of the Department of Labor. Any notice of Adverse Benefit Determination will set forth, in a manner calculated to be understood by the claimant:

(i) The specific reason or reasons for the Adverse Benefit Determination;

(ii) Specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;

(iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

(iv) An explanation of the Plan’s claim review procedure, the time limits applicable under the procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA (if applicable) following an adverse benefit determination on appeal.

(d) Request for Review of Claim Denial. If the claimant receives an Adverse Benefit Determination, the claimant or such person’s Authorized Representative may appeal the Adverse Benefit Determination by submitting to the Benefits Administrative Committee a request for a review of the application within 60 days after receiving written notice of the Adverse Benefit Determination from the Benefits Administrative Committee. The request for a review shall be in writing and shall be addressed to the Benefits Administrative Committee at the Company’s principal office. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the applicant deems pertinent. The Benefits Administrative Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review. The claimant may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant must be provided, upon request and free of charge, reasonable access to and copies of all Relevant Records.

(e) Claims Review. The Benefits Administrative Committee on appeal must undertake a full and fair review of the claim and consider all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination. Upon the receipt of notice of a request for review, the Benefits Administrative Committee shall make a prompt decision on the review. The decision on review shall be made not later than 60 days after the Benefits Administrative Committee’s receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. If an extension is necessary, the claimant shall be given notice of the extension prior to the expiration of the initial 60-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Benefits Administrative Committee expects to render its decision on the application for benefits. If an extension of time is required due to the claimant’s failure to submit information necessary to review the claim, the period of time that the Benefits Administrative Committee has to review the claim will be tolled from the date on which the notice of extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

If the Benefits Administrative Committee holds regularly scheduled meetings at least quarterly, the benefit determination on appeal must be made no later than the date of the meeting that immediately follows receipt by the Benefits Administrative Committee of the appeal request. However, if the appeal is received within 30 days before the date of the meeting, the benefit determination must be made by the date of the second meeting that immediately follows receipt by the Benefits Administrative Committee of the appeal request. If an extension of the time period for processing the claim is needed, the benefit determination must be made by the date of the third meeting following receipt by the Benefits Administrative Committee of the appeal request. If such an extension for review is required, written notice of the extension shall be furnished to the claimant before the commencement of the extension. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Benefits Administrative Committee expects to render its decision on the application for benefits. The Benefits Administrative Committee must provide the notice of benefit determination on appeal to the claimant as soon as possible, but no later than five (5) days after the benefit determination is made.

(f) Notice of Decision on Appeal. Within the time periods prescribed above, the Benefits Administrative Committee will provide the claimant with written or electronic notification of the Benefits Administrative Committee’s benefit determination on review. Any electronic notification shall comply with the regulations of the Department of Labor. In the case of an Adverse Benefit Determination, the notification will set forth, in a manner calculated to be understood by the claimant:

(i) the specific reason or reasons for the Adverse Benefit Determination,

(ii) specific references to the Plan provisions on which the Adverse Benefit Determination is based,

(iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Records, and

(iv) a description of the claimant’s right to obtain information about such procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA (if applicable) following an Adverse Benefit Determination on appeal.

(g) Claims Procedures Definitions. The following defined terms apply for purposes of the claims procedure contained in this Section 8.

(i) “Adverse Benefit Determination” means a denial, reduction or termination of a benefit by the Benefits Administrative Committee, or a failure of the Benefits Administrative Committee to provide or make payment (in whole or in part) for a benefit, including any denial, reduction, termination, or failure to provide or make payment that is based on a determination of the claimant’s eligibility to participate in the Plan;

(ii) “Authorized Representative” means an individual who is authorized to represent the claimant with respect to any claims or appeals filed pursuant to these procedures. Whether an individual is the claimant’s Authorized Representative will be determined by the Benefits Administrative Committee in accordance with its procedures.

(iii) “Relevant Records” means any document, record, or other information that:

(A) the Benefits Administrative Committee relied upon in making the benefit determination for the claimant’s claim;

(B) was submitted, considered, or generated in the course of making the benefit determination for the claimant’s claim, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or

(C) demonstrates compliance with the administrative processes and safeguards required pursuant to regulations of the Department of Labor in making the benefit determination for the claimant’s claim.

(h) Exhaustion of Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written claim for benefits in accordance with the procedures referred to in this Section 8, (ii) has been notified of an Adverse Benefit Determination, (iii) has filed a written request for review of such Adverse Benefit Determination in accordance with the procedures referred to in this Section 8, and (iv) has been notified in writing that the Adverse Benefit Determination has been affirmed on appeal; provided, however, that an action may not be brought if the claim or appeal has not been acted upon within the period prescribed by law.

9.	BASIS OF PAYMENTS TO AND FROM PLAN

Benefits payable under the Plan shall be paid out of the general assets of the Company. The Company is not required to fund the benefits payable under this Plan, and nothing contained in the Plan shall be deemed to create a trust of any kind. However, nothing in this Section 9 shall be interpreted as precluding the Company from funding or setting aside amounts in anticipation of paying such benefits. Any assets which the Company chooses to use for advance funding shall not cause the Plan to be a funded plan within the meaning of ERISA. Benefits payable to an Eligible Employee under this Plan shall represent an unsecured claim by such Eligible Employee against the general assets of the Company.

10.	EMPLOYMENT AT WILL; NO EMPLOYMENT RIGHTS

(a) Rights Are Not Created Other Than As Plan Specifies. Nothing in this Plan shall be held or construed:

(i) to give any person any legal or equitable right to or interest in the assets of the Employer or against the Plan Administrator, except as expressly provided in this Plan, and then only to the extent of the benefits payable under the Plan to such person;

(ii) to create a contract of employment with any Employee, or to give any Employee the right to continue as an Employee, nor to affect or modify his or her terms of employment in any way; or

(iii) to interfere with the Employer’s right to terminate the service of any individual at any time, with or without Cause, without regard to the effect of such termination upon his rights or benefits under the Plan.

(b) No Employment Right. Nothing contained in this Plan, nor any decision as to the eligibility for Severance Benefits (or determination regarding the amount of any Severance Benefits), shall be construed to confer upon any Employee or any other individual any right to be retained in the employ of the Company or to be rehired, and the right and power of the Company to dismiss or discharge any Employee for any reason is specifically reserved. Except as expressly provided in the Plan, no Employee or any person claiming under or through him or her shall have any right or interest in this Plan or in any benefit.

11.	GENERAL PROVISIONS

(a) Non-Assignability of Severance Benefit. Benefits payable under the Plan shall not be subject to assignment, alienation, transfer, pledge, encumbrance, commutation or anticipation by any Employee. Any attempt to assign, alienate, transfer, pledge, encumber, commute or anticipate Plan benefits shall be void. In addition, no interest under the Plan shall be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against an Eligible Employee, except to the extent required by law.

(b) Recovery of Payments Made by Mistake. An individual shall be required to return to the Employer any Severance Benefits that the Employer paid or made available to that individual by mistake of fact or law. The Employer reserves the right to pursue such recovery of payments by any legal or equitable means available.

(c) 409A Compliance. The Company intends that the Severance Benefits payable hereunder shall be eligible for the exemptions from section 409A of the Code for short-term deferrals under section 1.409A-1(b)(4) of the regulations of the Department of Treasury and for separation pay plans (including medical benefits and reasonable outplacement expenses provided under a separation pay plan) under section 1.409A-1(b)(9) of the regulations of the Department of Treasury. If and to the extent the Severance Benefits payable hereunder do not qualify for either such exemption and are subject to section 409A of the Code, such Severance Benefits shall be paid at a time and in a manner compliant with section 409A of the Code and the regulations thereunder. The Plan shall be administered and all ambiguities resolved in accordance with such intent.

In furtherance of the foregoing:

(i) The Severance Benefits shall be payable only upon a Separation from Service, and references to Eligible Termination and date of termination shall be interpreted to mean the date of Separation from Service;

(ii) Each payment of Severance Benefits shall be treated as a separate payment and not as a single payment for all purposes of section 409A;

(iii) The Employer will delay the commencement of Severance Benefits to which the Participant would otherwise become entitled under the Plan until the earlier of: (i) the first day of the month following the expiration of the six (6)-month period from the date of the Participant’s Separation from Service or (ii) the date of the Participant’s death, if the Plan Administrator in good faith determines that the Severance Benefits constitute nonqualified deferred compensation subject to section 409A of the Code and the Participant is a “specified employee” within the meaning of section 409A(a)(2)(B)(i) of the Code at the time of such Separation from Service. Upon the expiration of the applicable deferral period under section 409A(a)(2) of the Code, all Severance Benefits deferred pursuant to the Plan (whether it would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid to the Participant in a lump sum (and the Participant will be reimbursed for his or her cost of health care coverage and outplacement services, to the extent subject to deferral, during such deferral period), and any remaining Severance Benefits due under the Plan shall be paid in accordance with the payment schedule otherwise specified for them under the Plan. The Participant shall be entitled to interest on Severance Benefits payable in cash for the period the commencement of Severance Benefits is delayed by reason of section 409A(a)(2) of the Code, with such interest to accrue at the prime rate in effect at the time of the Participant’s Separation from Service and to be paid in a lump sum upon the expiration of the deferral period;

(iv) Notwithstanding anything to the contrary herein, the payment of any expense or the provision of any benefit (including outplacement services) under the Plan that is intended to be exempt from section 409A of the Code pursuant to section 1.409A-1(b)(9)(v)(A) or (C) of the regulations of the Department of Treasury shall be paid or provided to the Participant no later than the last day of the second (2nd) calendar year following the calendar year in which the Separation from Service occurs, and such expenses shall be reimbursed no later than the last day of the third (3rd) calendar year following the calendar year in which the Separation from Service occurs;

(v) To the extent that any expense reimbursement or the provision of any in-kind benefit under the Plan is determined to be nonqualified deferred compensation subject to section 409A of the Code, the amount of any such expenses or in-kind benefits in one calendar year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other calendar year (except for any other aggregate limitation applicable to medical expenses); in no event shall any expense be reimbursed after the last day of the calendar year following the calendar year in which the Participant incurred such expense; and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit; and

(vi) Notwithstanding anything to the contrary herein, in any case where the date of the Participant’s Separation from Service and the latest date on which the Release Expiration Date could occur fall in different taxable years, any payments required to be made to the Participant that are conditioned on the Release and are treated as nonqualified deferred compensation for purposes of section 409A of the Code shall commence in the later taxable year. To the extent that any payments or benefits are delayed pending the Release Expiration Date, such amounts shall be paid in a lump sum (or services provided) on the first payroll date following the Release Expiration Date or, in the case of any payments delayed pursuant to this Section 11(c)(vi), on the first payroll date to occur in the subsequent taxable year.

(d) Plan Supersedes Other Arrangements. This Plan supersedes any and all prior severance arrangements, policies, plans or practices of the Employer, whether written or unwritten, except as may otherwise be provided by the Plan Administrator in writing. Notwithstanding the preceding sentence, the Plan does not affect the provisions of the Excluded Plans. Nothing contained in this Plan shall be construed to require the Company to continue to provide other employment-related benefits to a Participant following an Eligible Termination. However, if a Participant in the Plan is also entitled to a benefit under any of the Excluded Plans as a result of the Participant’s Eligible Termination, then such benefit shall be paid in accordance with the terms of the applicable Excluded Plan.

(e) Addresses and Notices. An Eligible Employee must provide the Plan Administrator with his or her mailing address when requested to do so. A communication, statement or notice addressed to the Eligible Employee at his or her last mailing address, as filed with the Plan Administrator will be binding upon him or her for all purposes under the Plan, and none of the Employer, the Plan or the Plan Administrator shall be obligated to conduct any further search to determine how such Eligible Employee may be contacted.

(f) Governing Law. This Plan and the rights of all persons under the Plan shall be construed and enforced in accordance with the applicable provisions of ERISA and the Code and, to the extent not preempted by ERISA, in accordance with the internal and substantive laws (and not the conflicts of laws provisions) of the State of California.

(g) Severability. Each provision of this Plan is fully severable. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions; instead, the Plan shall be construed and enforced as if any illegal or invalid provision had never been included.

(h) Headings. Headings and titles are for convenience only, and the text shall control in all matters.

(i) No Third Party Beneficiaries. No right hereunder shall inure to any third party beneficiary.

(j) Successors. This Plan shall bind any successor of or to the Company, its assets or its businesses (whether direct or indirect), by purchase, merger, consolidation or otherwise, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in this Plan, shall mean the Company as defined in Section 2(g) and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

(k) Additional Information.

Plan Name:	CareFusion Corporation Severance Plan

Plan Sponsor:	CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-2000

Identification Numbers:	EIN: 26-4123274
PN: 502

Plan Year:	Calendar year

Plan Administrator:	CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-2000

Agent for Service of
Legal Process:	CareFusion Corporation
Attention: Benefits Department
3750 Torrey View Court
San Diego, California 92130

Type of Plan	The Plan is a severance pay plan and an “employee welfare benefit plan,” as defined in Section 3(1) of ERISA.

Plan Costs	The cost of the Plan is paid by the Company.

(l) Statement of ERISA Rights. As an Eligible Employee under the Plan, you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”):

(i) You may examine (without charge) all Plan documents, including any amendments and copies of any documents filed with the U.S. Department of Labor. These documents are available for your review in the Company’s Human Resources Department.

(ii) You may obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.

In addition to creating rights for Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of you and the other Eligible Employees. No one, including the Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. If your claim for a severance benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time limits.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan materials and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. In any case, the court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

If you have any questions regarding the Plan, please contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you may contact the nearest area office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

12.	EXECUTION

The Company has caused its duly authorized officer to execute this amendment and restatement of the Plan, as of this 28th day of June, 2012.

CAREFUSION CORPORATION

By:	/s/ Roger Marchetti

Title:	EVP, Human Resources

Schedule A:

Tier M5

Senior Vice President

Schedule A

Severance Benefits1

Tier M5 (Senior Vice President)

Effective as of July 1, 2012

Fixed Benefit[2]	52 weeks of Base Compensation

Variable Benefit[3]	N/A

Minimum Weeks of Pay[4]	52 weeks of Base Compensation

Maximum Weeks of Pay[5]	52 weeks of Base Compensation

COBRA Subsidy[6]	12 months

Outplacement Services[7]	12 months

Notwithstanding anything to the contrary herein, the Plan Administrator may, in its sole and absolute discretion, authorize Severance Benefits in an amount different from the guideline amounts set forth on this Schedule A, waive or modify, with respect to one or more classes of employees, the eligibility requirements for Severance Benefits or modify the method of calculating Severance Benefits. No such authorization, waiver or modification shall be effective unless made in writing.

[1]	In addition to Severance Benefits under this Plan, Tier M5 Participants who are participants in the Management Incentive Plan and whose employment is terminated in the fourth quarter of the applicable Performance Period (as defined in the Management Incentive Plan) shall receive a Final Bonus under the Management Incentive Plan, prorated based upon the length of time that the Participant was employed by the Employer during the applicable Performance Period.
[2]	The terms of the fixed benefit are set forth in Section 4(a)(i)(A) of the Plan.
[3]	The terms of the variable benefit are set forth in Section 4(a)(i)(B) of the Plan.
[4]	The minimum weeks of pay are described in Section 4(a)(i)(C) of the Plan. As Tier M5 Participants receive a fixed benefit but do not receive a variable benefit, the minimum weeks of pay are equal to the fixed benefit.
[5]	The maximum weeks of pay are described in Section 4(a)(i)(C) of the Plan. As Tier M5 Participants receive a fixed benefit but do not receive a variable benefit, the maximum weeks of pay are equal to the fixed benefit.
[6]	The terms of the COBRA subsidy are described in Section 4(a)(ii) of the Plan.
[7]	The terms of the outplacement services are described in Section 4(a)(iii) of the Plan.

Schedule A

Schedule B

Tier 1 (M4/P6)

Vice President

Schedule B

Severance Benefits8

Tier 1 (M4/P6) (Vice President)

Effective as of July 1, 2012

Fixed Benefit[9]	8 weeks of Base Compensation

Variable Benefit[10]	2 weeks of Base Compensation per Year of Continuous Service

Minimum Weeks of Pay[11]	26 weeks of Base Compensation

Maximum Weeks of Pay[12]	52 weeks of Base Compensation

COBRA Subsidy[13]	6 months

Outplacement Services1[14]	6 months

Notwithstanding anything to the contrary herein, the Plan Administrator may, in its sole and absolute discretion, authorize Severance Benefits in an amount different from the guideline amounts set forth on this Schedule B, waive or modify, with respect to one or more classes of employees, the eligibility requirements for Severance Benefits or modify the method of calculating Severance Benefits. No such authorization, waiver or modification shall be effective unless made in writing.

[8]	In addition to Severance Benefits under this Plan, Tier 1 Participants who are participants in the Management Incentive Plan and whose employment is terminated in the fourth quarter of the applicable Performance Period (as defined in the Management Incentive Plan) shall receive a Final Bonus under the Management Incentive Plan, prorated based upon the length of time that the Participant was employed by the Employer during the applicable Performance Period.
[9]	The terms of the fixed benefit are set forth in Section 4(a)(i)(A) of the Plan.
[10]	The terms of the variable benefit are set forth in Section 4(a)(i)(B) of the Plan.
[11]	The minimum weeks of pay are described in Section 4(a)(i)(C) of the Plan.
[12]	The maximum weeks of pay are described in Section 4(a)(i)(C) of the Plan.
[13]	The terms of the COBRA subsidy are described in Section 4(a)(ii) of the Plan.
[14]	The terms of the outplacement services are described in Section 4(a)(iii) of the Plan.

Schedule B

Schedule C

Tier 2 (M2—M3; P4—P5)

Manager, Director

Schedule C

Severance Benefits15

Tier 2 (M2—M3; P4—P5) (Manager, Director)

Effective as of July 1, 2012

Fixed Benefit[16]	6 weeks of Base Compensation

Variable Benefit[17]	2 weeks of Base Compensation per Year of Continuous Service

Minimum Weeks of Pay[18]	17 weeks of Base Compensation

Maximum Weeks of Pay[19]	52 weeks of Base Compensation

COBRA Subsidy[20]	4 months

Outplacement Services[21]	3 months

Notwithstanding anything to the contrary herein, the Plan Administrator may, in its sole and absolute discretion, authorize Severance Benefits in an amount different from the guideline amounts set forth on this Schedule C, waive or modify, with respect to one or more classes of employees, the eligibility requirements for Severance Benefits or modify the method of calculating Severance Benefits. No such authorization, waiver or modification shall be effective unless made in writing.

[15]	In addition to Severance Benefits under this Plan, Tier 2 Participants who are participants in the Management Incentive Plan and whose employment is terminated in the fourth quarter of the applicable Performance Period (as defined in the Management Incentive Plan) shall receive a Final Bonus under the Management Incentive Plan, prorated based upon the length of time that the Participant was employed by the Employer during the applicable Performance Period. In addition to Severance Benefits under this Plan, Tier 2 Participants who are participants in the Employee Bonus Plan and whose employment is terminated on account of a reduction in force in the fourth quarter of the applicable fiscal year or in the following year prior to the payment date for such fiscal year shall receive a bonus payment under the Employee Bonus Plan for such fiscal year, prorated based upon the length of time that the Participant was employed by the Employer during the applicable fiscal year.
[16]	The terms of the fixed benefit are set forth in Section 4(a)(i)(A) of the Plan.
[17]	The terms of the variable benefit are set forth in Section 4(a)(i)(B) of the Plan.
[18]	The minimum weeks of pay are described in Section 4(a)(i)(C) of the Plan.
[19]	The maximum weeks of pay are described in Section 4(a)(i)(C) of the Plan.
[20]	The terms of the COBRA subsidy are described in Section 4(a)(ii) of the Plan.
[21]	The terms of the outplacement services are described in Section 4(a)(iii) of the Plan.

Schedule C

Schedule D

Tier 3 (M1; P1—P3)

B and O Track Employees

Schedule D

Severance Benefits22

Tier 3 (M1; P1—P3) (B and O Track)

Effective as of July 1, 2012

Fixed Benefit[23]	4 weeks of Base Compensation

Variable Benefit[24]	1 week of Base Compensation per Year of Continuous Service

Minimum Weeks of Pay[25]	8 weeks of Base Compensation

Maximum Weeks of Pay[26]	26 weeks of Base Compensation

COBRA Subsidy[27]	2 months

Outplacement Services[28]	2 months

Notwithstanding anything to the contrary herein, the Plan Administrator may, in its sole and absolute discretion, authorize Severance Benefits in an amount different from the guideline amounts set forth on this Schedule D, waive or modify, with respect to one or more classes of employees, the eligibility requirements for Severance Benefits or modify the method of calculating Severance Benefits. No such authorization, waiver or modification shall be effective unless made in writing.

[22]	In addition to Severance Benefits under this Plan, Tier 3 Participants who are participants in the Employee Bonus Plan and whose employment is terminated on account of a reduction in force in the fourth quarter of the applicable fiscal year or in the following year prior to the payment date for such fiscal year shall receive a bonus payment under the Employee Bonus Plan for such fiscal year, prorated based upon the length of time that the Participant was employed by the Employer during the applicable fiscal year.
[23]	The terms of the fixed benefit are set forth in Section 4(a)(i)(A) of the Plan.
[24]	The terms of the variable benefit are set forth in Section 4(a)(i)(B) of the Plan.
[25]	The minimum weeks of pay are described in Section 4(a)(i)(C) of the Plan.
[26]	The maximum weeks of pay are described in Section 4(a)(i)(C) of the Plan.
[27]	The terms of the COBRA subsidy are described in Section 4(a)(ii) of the Plan.
[28]	The terms of the outplacement services are described in Section 4(a)(iii) of the Plan.

Schedule D